SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – October 29, 2003
(Date of earliest event reported)

ALKERMES, INC.
(Exact name of Registrant as specified in its charter)

Pennsylvania (State of incorporation)	001-14131 (Commission file number)	23-2472830 (IRS employer identification number)

88 Sidney Street, Cambridge, Massachusetts 02139
(Address of principal executive offices, zip code)

Area Code (617) 494-0171
(Telephone number)

Item 5. Other Information.
SIGNATURES

Item 5.   Other Information.

     Alkermes, Inc. (the “Company”) has become aware of a complaint that is posted to the internet site of Milberg Weiss Bershad Hynes & Lerach LLP on October 29, 2003, against the Company, Richard F. Pops, the current Chief Executive Officer of the Company, Robert A. Breyer, former President and Chief Operating Officer and current member of the Board of Directors, David A. Broecker, the current President and Chief Operating Officer of the Company, Michael J. Landine, Vice President of the Company, James M. Frates, Vice President and Chief Financial Officer of the Company, and James Wright, former Vice President of Research and Development of the Company, alleging violations of the federal securities laws. At the time of filing this Current Report on Form 8-K, neither the Company nor any of the other defendants have been served with a copy of this complaint.

SIGNATURES

     Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 29, 2003	Alkermes, Inc.

By: /s/ Kathryn Biberstein Kathryn Biberstein Vice President and General Counsel